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                                                           Exhibit 15(b)(iii)(a)

                                                         DATE:  NOVEMBER 8, 1995
                                   EXHIBIT A
                            TO THE DEALER AGREEMENT
                BETWEEN BISYS FUND SERVICES LIMITED PARTNERSHIP
              (FORMERLY THE WINSBURY COMPANY LIMITED PARTNERSHIP)
                 AND FIRST OF AMERICA BROKERAGE SERVICES, INC.
                             DATED FEBRUARY 1, 1994

  The Parkstone Group of Funds

  Investor B Shares


   1.  Parkstone Equity Fund
   2.  Parkstone Small Capitalization Fund
   3.  Parkstone International Discovery Fund
   4.  Parkstone High Income Equity Fund
   5.  Parkstone Balanced Fund
   6.  Parkstone Bond Fund
   7.  Parkstone Limited Maturity Bond Fund
   8.  Parkstone U.S. Government Income Fund
   9.  Parkstone Intermediate Government Obligations Fund
  10.  Parkstone Municipal Bond Fund
  11.  Parkstone Michigan Municipal Bond Fund
  12.  Parkstone Large Capitalization Fund


                                         BISYS FUND SERVICES LIMITED
                                         PARTNERSHIP (FORMERLY THE WINSBURY
                                         COMPANY LIMITED PARTNERSHIP)

                                         By:  BISYS FUND SERVICES, INC.
                                              General Partner

                                         /s/ Stephen G. Mintos
                                         ----------------------
                                         By:  Stephen G. Mintos
                                         Executive Vice President


                                         FIRST OF AMERICA BROKERAGE
                                         SERVICE, INC.

                                         /s/ Susan L. Currier
                                         ----------------------
                                         By:  Susan L. Currier
                                         President